Exhibit 10.1

November 7, 2008

John Goodman

2347 Leavenworth St.

San Francisco, Ca 94133

Dear John:

In recognition of the important contributions we expect you will make to the success of Charlotte Russe Holding, Inc. and its subsidiaries (the “Company”), I am pleased to formalize in this agreement (the “Agreement”) our commitment to you concerning the terms of your employment as the Company’s Chief Executive Officer (“CEO”). Your employment with the Company would be expected to commence on or before November 17, 2008.

Duties. You will perform and discharge your duties and responsibilities faithfully, diligently and to the best of your ability. You will devote substantially all of your business time and efforts to the business and affairs of the Company. You shall be responsible for managing the Company’s day-to-day operations and supervising the Company’s other officers and employees. In addition, you will be responsible to perform such other duties as may be assigned to you by the Chairman or the Board of Directors, consistent with the position of CEO. You will report to the Company’s Board of Directors. Notwithstanding anything herein to the contrary, this Agreement shall not be interpreted to prohibit you from engaging in personal investment activities, attending educational classes, and performing charitable acts or services to family members, if those activities do not materially interfere with the services required under this Agreement, provided that you will not directly or indirectly acquire, hold or retain any material interest in any business competing, directly or indirectly, with the business of the Company, except for investments in mutual and other similar funds or investments of 1% or less of the equity of a publicly traded company.

Board Membership. No later than the commencement of the first regularly-scheduled meeting of the Company’s Board of Directors (the “Board”) following the commencement of your employment with the Company, you shall be elected as a member of the Board. Upon the termination of your service as CEO for any reason, to the extent requested by the Board, you shall immediately resign from the Board effective as of the date of such termination or such earlier date as may be agreed between you and the Board. In the event you fail to properly submit any such requested resignation pursuant to this paragraph, at the discretion of the Board, you may be removed from the Board and your Board membership may be terminated effective on the date of the termination of your service as CEO.

Base Salary. Your base salary will be paid at the rate of $75,000 per month ($900,000 gross annualized); paid bi-weekly with payroll. Annually throughout your employment, your performance and salary will be reviewed by the Compensation Committee of the Board and your base salary may not be decreased, except for decreases in base salary consistent with decreases applicable to the Company’s other executive officers, provided that your base salary will not be decreased during fiscal year 2009. All payments under this paragraph or any other paragraph of this Agreement will be made in accordance with the regular payroll practices of the Company, reduced by applicable federal and state withholdings.

Signing Bonus. On the first regular payroll date following your start date, you will receive $285,000 as a signing bonus. In the event that the Company terminates your employment for Cause (as defined below), or you terminate your employment without Good Reason (as defined below), in each case within 12 months of your start date, a portion of your signing bonus must be paid back to the Company. The amount which you must pay back to the Company shall be equal to the number of full months remaining until your 12-month anniversary with the Company, multiplied by $23,750.

Cash Incentive Bonus. Commencing with the Company’s 2009 fiscal year, you will be eligible to receive an annual cash incentive bonus in accordance with the Company’s Executive Officer Compensation Program as in effect from time to time (the “Program”) and as determined by the Board or its Compensation Committee, in its sole discretion, based upon your achievement and the Company’s achievement of annual performance goals established by the Board or its Compensation Committee at the beginning of each fiscal year. For an executive at your level of seniority, the Program currently provides for annual cash incentive bonus guidelines (as a minimum, midpoint and maximum percentage of annual base salary) of 50%, 100% and 150% base salary, respectively. In order to receive any annual cash incentive bonus, you must be actively employed at the completion of the Company’s applicable fiscal year and at the time the annual incentive bonus is paid out. All decisions by the Board or its Compensation Committee pertaining to bonus eligibility and/or achievement are final. Notwithstanding the foregoing: 1) if your employment is terminated without Cause or for Good Reason, you shall be entitled to receive a pro-rated bonus for the fiscal year in which the termination occurs equal to the bonus that would have been paid to you had you remained with the Company through the time such bonus is paid out multiplied by a fraction equal to the number of days elapsed since the commencement of the applicable fiscal year of the Company (as of the date of your termination) divided by 360 (such bonus to be paid no later than 2  1/2 months following the end of the applicable fiscal year); and 2) you shall be entitled to receive all the earned, but unpaid bonuses with respect to the fiscal years of the Company preceding the fiscal years of your termination, with such amount being paid as soon as practical, but in no event later than seventy-five days following termination.

Equity Compensation. On the date of commencement of your employment, you will receive a nonstatutory stock option (“Option”) covering Two Hundred Thousand (200,000) shares with an exercise price equal to the NASDAQ closing price of the Company’s stock on the date of grant. In addition, on the date of commencement of your employment, you will receive Restricted Stock Units (“RSUs”) covering Ninety-One Thousand (91,000) shares of the Company’s stock. The Option and the RSUs will be subject to the terms and conditions of the Company’s 1999 Equity Incentive Plan (the “Plan”) and will be subject to the following vesting schedule: 33 1/3% of the shares subject to each of the Option and RSUs shall vest (and, for the Option, be exercisable) on the first anniversary of the date of grant; the next 33 1/3% of the shares subject to each of the Option and RSUs shall vest (and, for the Option, be exercisable) on the second anniversary of the date of grant; and the remaining 33 1/3% of the shares subject to each of the Option and RSUs shall vest (and, for the Option, be exercisable) on the third anniversary of the date of grant, provided that you are employed by the Company on the applicable vesting date(s). In addition, within sixty (60) days of the date of commencement of your employment, you will receive Performance Share Units (“PSUs”) covering Fifty-Three Thousand Five Hundred (53,500) shares of the Company’s stock. The PSUs will be subject to the terms and conditions of the Company’s Plan and, contingent on the satisfaction of performance goals established by the Compensation Committee of the Board developed with your input and with a performance period of the Company’s 2009 fiscal year, will be subject to the following vesting schedule: 25% of the shares subject to the PSUs shall vest on the first anniversary of your date of hire, the next 25% of the shares shall vest on the second anniversary of your date of hire; the next 25% of the shares subject to the PSUs shall vest on the third anniversary of your date of hire; and the remaining 25% of the shares subject to the PSUs shall vest on the fourth anniversary of your date of hire, provided that you are employed by the Company on the applicable vesting date(s). The Plan or the agreements to be entered into between you and the Company with respect to the Option, RSUs and PSUs shall provide that all of your equity awards thereunder shall become immediately vested and fully exercisable upon a Change of Control (as defined in the Plan); provided that, with respect to PSUs for which the performance period has expired and the performance goals were not achieved, no such acceleration shall occur. In addition, the shares underlying the RSUs and PSUs shall be issued to you upon vesting; provided that, if you are prevented from selling shares of the company’s stock (either due to applicable securities laws or company policy regarding window period trading), then the shares shall be issued to you as soon as you are no longer so prevented from selling the shares, but not beyond the 15th day of the third month of the calendar year following the calendar year in which such shares vest.

Commencing with the Company’s 2010 fiscal year, you will be eligible to receive additional annual equity compensation in accordance with the Program and as determined by the Board or its Compensation Committee, in its sole discretion.

Benefits. You will accrue four weeks of paid vacation per year, to be taken at such times as you and the Company mutually agree upon. Any additional weeks of vacation earned per year will accrue according to Company policy. In addition, you will also accrue five health leave days per year. You will be eligible to participate in all benefit and welfare plans made generally available to senior management executives of the Company, as in effect from time to time, subject to Company’s right to modify or terminate such plans or benefits at any time with respect to employees of similar rank and title.

Relocation Expenses. The Company shall reimburse reasonable and verifiable, out-of-pocket expenses incurred by you in connection with the possible relocation of your principal residence to the San Diego, California area, including legal expenses, expenses incurred in connection with the sale or rental of your home (such as brokerage fees and closing costs and the costs of preparing the home for the market), plus moving expenses, but excluding expenses incurred by you in connection with purchasing or renting a home (including loan fees and “points”), all provided that you complete such relocation of your principal residence not later than the second anniversary of the commencement of your employment with the Company and submit such expenses not later than sixty (60) days after such relocation expenses are incurred. The Company shall pay additional compensation to you in an amount necessary to reimburse you, on an after-tax basis, for the additional income and employment taxes incurred by you as a result of the reimbursement of such expenses. Such additional compensation shall be paid to you not later than the end of the calendar year following the calendar year in which you incur the expense being reimbursed.

401(k). Eligibility for enrollment occurs quarterly after one year of continuous employment. As an additional benefit, the Company will match your contribution at the rate of 25% for up to 4% of your eligible pay. The Company match portion of this savings plan has a vesting schedule of 25% per employment year.

Termination of Employment and Severance. You understand and agree that this Agreement is not meant to constitute a contract of employment for a specific term, and consequently your employment will be “at-will”. What this means is that either you or the Company may terminate your employment at any time, without notice and with or without Cause. If the Company terminates your employment for Cause, or you terminate your employment without Good Reason, the Company’s only obligation to you under this Agreement will be to continue to pay your base salary and earned but unpaid compensation (including bonus) through the date of termination and pay to you any unused earned vacation as of the last date of your employment (collectively referred to as the Accrued Compensation”). If, however, the Company terminates your employment for any reason other than for Cause, excluding your death or disability (defined as your inability to perform your duties hereunder by reason of any physical or mental incapacity that results in your satisfaction of all requirements necessary to receive benefits under the Company’s long-term disability plan due to a total disability), or you terminate your employment with Good Reason, the Company shall (i) make a lump sum payment to you of any Accrued Compensation within ten days of the termination of your employment; (ii) continue to pay your base salary at regular pay-date installments for a period of 24 months following the effectiveness of the General Release (as defined below) (the “Severance Period”); (iii) pay you any pro-rated bonus to which you may become entitled as described in the Cash Incentive Bonus Section above,: (iv) permit you to exercise all vested options you hold in the Company’s stock for a period of 6 months following such termination (but not to exceed the original term of such options); and (v) provided you timely elect to continue health insurance benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, provide you and your eligible dependents with such continued health insurance benefits during the Severance Period without cost to you; provided that if you are a “specified employee” within the meaning of U.S. Internal Revenue Code Section 409A (“Section 409A”) at the time your employment terminates, any payment that is not exempt from Section 409A but that would otherwise be payable within the six-month period beginning with your termination date shall be paid on the first day of the month that follows the end of such six-month period. For these purposes, each such installment shall be treated as a “separate payment” under Section 409A.

There are certain conditions that must be met in order for you to receive any severance payment under this Agreement. First, you must sign a general release agreement in favor of the Company and in a form reasonably acceptable to the Company (the “General Release”), within the applicable time period set forth therein, but in no event more than 45 days following termination, and permit the release of claims contained therein to become effective in accordance with its terms. Second, you must abide by all terms of this Agreement. The Company shall have the right to cease making any severance payment under this Agreement in the event you breach any provision of it. Third, any severance payment(s) made to you under this Agreement shall be offset by the amount of any income earned by you from employment or providing services following your termination and will cease altogether when you obtain a new position which pays you compensation equal to or higher than your rate of compensation as of the last date of your employment with the Company. You will not be entitled to any fringe benefits following termination of employment, except as specifically provided in writing in the applicable benefit plan or policy.

For purposes of this Agreement, “Cause” means (i) willful breach of duty, gross neglect of duty, gross carelessness or gross misconduct in the performance of your duties; (ii) commission of a felony or other crime involving moral turpitude; (iii) commission of any act of material dishonesty involving injury to the Company; (iv) the willful unauthorized disclosure of material privileged or confidential information related to the Company or its employees, except as may be compelled by legal process or court order; (v) the commission of a willful act or omission which violates material written Company policy or procedures; (vi) alcohol or controlled substance abuse that materially impacts the performance of your duties; or (vii) any other willful act of misconduct which, in the opinion of the Board has, or is reasonably likely to have, a material adverse impact upon the Company; provided, however, that with respect to the first occurrence of any of the acts specified in clauses (i), (v), (vi) and (vii) above, you will have a reasonable opportunity to cure such act, violation or condition after receiving written notice from the Company, which shall not be greater than thirty (30) days.

For purposes of this Agreement, “Good Reason” for you to terminate your employment hereunder shall mean your termination within 90 days of the occurrence, without your consent, of any of the following events: (1) a material reduction in your duties, position, authority, reporting or responsibilities relative to your duties, position, authority, reporting or responsibilities in effect immediately prior to such reduction; (2) the relocation of the Company’s executive offices or principal business location to a location more than 60 miles outside the greater metropolitan areas of San Diego, California and Los Angeles, California (including Orange and the adjacent counties); (3) a material reduction by the Company of your base salary as initially set forth herein or as the same may be increased from time to time other than decreases in base salary consistent with decreases applicable to the Company’s other executive officers; or (4) any material breach of this Agreement; provided, however, that such termination by you shall only be deemed for Good Reason pursuant to the foregoing definition if: (i) you give the Company written notice of your intent to terminate for Good Reason within 30 days following the first occurrence of the condition(s) that you believe constitute Good Reason, which notice shall describe such condition(s); (ii) the Company fails to remedy such condition(s) within 30 days following receipt of the written notice (the “Cure Period”); and (iii) you terminate your employment within 30 days following the end of the Cure Period.

Restricted Activities. During the term of your employment with the Company, you will not, directly or indirectly, be connected as an officer, employee, board member, consultant, advisor, owner or otherwise (whether or not for compensation) with any business which competes with any business of the Company or its subsidiaries in any area where such business is then being conducted or actively planned by the Company or a subsidiary. During the term of your employment with the Company, and for a period of two years thereafter, you will not, and you will not assist any other person or entity to, hire or solicit the employment of any employees of the Company or any of its subsidiaries (or any person who in the prior six months was such an employee) or otherwise seek to induce any such employee to terminate his or her employment with the Company or any of its subsidiaries. Other than in connection with the performance of your duties for the Company or in case of a court order or subpoena, you will not disclose to any person or entity any information obtained by you while in the employ of the Company, the disclosure of which may be adverse to the interests of the Company, or use any such information to the detriment of the Company. You understand that your commitments in this paragraph are in exchange for the Company’s commitments to you in this Agreement, and that the restrictions contained in the preceding two sentences apply after your employment terminates, regardless of the reason for such termination.

Successors. The Company shall obtain from any successor, prior to or concurrently with the succession, an agreement to assume the obligations and perform all of the terms and conditions of this Agreement.

Director and Officer Insurance and Indemnification. The Company shall obtain and pay the premiums for a director and officer insurance policy with scope and amounts of coverage consistent with coverage provided to other members of the Board and shall name you as an insured under the policy with the same coverage at such time as other current and former directors and officers of the Company. The Company shall further indemnify you and hold you harmless and advance expenses as provided under the Company’s certificate of incorporation and by-laws in effect from time to time to the fullest extent permitted under applicable law.

Miscellaneous. The headings in this Agreement are for convenience only and do not affect the meaning hereof. This Agreement (together with the Program) constitutes the entire agreement between the Company and you, and supersedes any prior communications, agreements and understandings, whether written or oral, with respect to your employment and compensation and all matters pertaining thereto. This Agreement shall be governed by and construed in accordance with the law of the State of California. Please also understand that by no means does the Company wish you to undertake any activities on behalf of Charlotte Russe that would cause you to violate the terms of any noncompete agreement or any other obligation you may be under by virtue of your employment prior to the Company or otherwise, and you expressly agree that you shall not do so in connection with your employment with the Company.

Legal Fees. The Company will reimburse the Employee for reasonable and verifiable legal fees incurred in connection with the preparation of this Agreement in an amount not to exceed $15,000, subject to the Employee’s provision of invoices or other documentation evidencing such expenses no later than 90 days after Employee incurred such expenses. Such reimbursement payment shall be made by the Company as soon as practicable following its receipt of such documentation, but in no event later than the end of the Employee’s taxable year following the year in which the Employee incurred such expenses.

Disputes. Any dispute between the Company and you concerning the meaning or interpretation of this Agreement, or any alleged breach thereof, shall be resolved in a binding arbitration to be conducted in San Diego, California before a single neutral arbitrator to be selected by the parties from a list of arbitrators on the Employment Dispute Panel of the Judicial Arbitration and Mediation Service. Arbitration shall be initiated by the party desiring arbitration by serving written notice to the other party. Said arbitration shall be conducted no later than 120 days following the date of said written notice, absent the written agreement of the parties otherwise.

Partial Invalidity. If the application of any provision of this Agreement is held invalid or unenforceable, the remaining provisions shall not be affected, but will continue to be given full force and in effect as if the part held invalid or unenforceable had not been included.

Acceptance. In accepting the terms and conditions reflected in this Agreement, you represent that you have not relied on any agreement or representation, oral or written, express or implied, that is not set forth expressly in this Agreement. If this Agreement reflects your understanding, please sign and return a copy to me, whereupon it shall become a binding agreement between the Company and you.

Very truly yours,

Charlotte Russe Holding, Inc.

By:	/s/ Jennifer Salopek
Jennifer Salopek
Chairman of the Board

Accepted and Agreed To:

/s/ John Goodman		11/7/08
John Goodman		Date

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